MORTGAGE MODIFICATION, RESTATEMENT AND SECURITY AGREEMENT

                                      from

                               1290 PARTNERS, L.P.

                                       and

                            237 PARK PARTNERS, L.P.,
                                   Mortgagors

                                       to


                            THE CHASE MANHATTAN BANK,
                                    AS AGENT,
                                    Mortgagee

                          Dated as of October 10, 1996




                       After recording, please return to:

                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                         ATTN: Wallace L. Schwartz, Esq.


                                 237 Park Avenue
                               New York, New York
                                   Block: 1300
                                 Lots: 6 and 14
                                    Section:

                           1290 Avenue of the Americas
                               New York, New York
                                   Block: 1267
                                     Lot: 1
                                    Section:

                       MORTGAGE MODIFICATION, RESTATEMENT
                             AND SECURITY AGREEMENT


     THIS MORTGAGE MODIFICATION, RESTATEMENT AND SECURITY AGREEMENT (herein, together with all amendments and supplements thereto, called this "Mortgage"), dated as of the 10th day of October, 1996, made by 1290 PARTNERS, L.P., a Delaware limited partnership ("1290 Mortgagor"), and 237 PARK PARTNERS, L.P., a Delaware limited partnership ("237 Park Mortgagor"; 1290 Mortgagor and 237 Park Mortgagor collectively, "Mortgagors" and each individually, a "Mortgagor"), each having an address at c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022, to THE CHASE MANHATTAN BANK, in its capacity as Agent for the Lenders (as defined the Credit Agreement (as hereinafter defined)) ("Mortgagee"), having an address at 380 Madison Avenue, New York, New York 10017-2591.

                              W I T N E S S E T H :

     WHEREAS, the 1290 Mortgagor is the owner of the fee simple interest in the land described in Exhibit A-1 attached hereto and made a part hereof (the "1290 Land") and the Improvements (as hereinafter defined) located thereon and the 237 Park Mortgagor is the owner of the fee simple interest in the land described in Exhibit A-2 attached hereto and made a part hereof, (the "237 Park Land") and the Improvements located thereon. The 1290 Land and the 237 Park Land shall be collectively referred to herein as the "Land";

     WHEREAS, Mortgagee has agreed to make a loan (the "Loan") to Mortgagors pursuant to the Credit Agreement, dated as of even date herewith, between Mortgagors, Mortgagee and the other Lenders (the "Credit Agreement"), in the aggregate principal amount of Four Hundred Twenty Million ($420,000,000) Dollars (the "Loan Amount");

     WHEREAS, Mortgagors are the present holders of the makers' interest under those certain promissory notes (collectively, the "Existing Notes") as more particularly described on Exhibit B attached hereto and made a part hereof in the aggregate unpaid principal amount as of the date hereof of $420,000,000;

     WHEREAS, the Existing Notes are secured by those certain mortgages (collectively, the "Existing Mortgages") as more particularly described on Exhibit C attached hereto and made a part hereof, encumbering the Land and recorded on the dates and in the county land records as set forth in said Exhibit C;

     WHEREAS, immediately prior to the execution and delivery hereof, Bankers Trust Company, as Indenture Trustee ("Prior Lender") was the holder of the lender's interest under all of the Existing Mortgages and the Existing Notes, and pursuant to that certain Assignment, dated as of the date hereof, between the Prior Lender, as assignor, and Mortgagee, as assignee, immediately prior to the execution and delivery hereof, the Prior Lender assigned all of its right, title and interest in and to the Existing Mortgages and the Existing Notes to Mortgagee;

     WHEREAS, on the date hereof, Mortgagors and Mortgagee have agreed (1) to combine, consolidate and amend and restate in its entirety the indebtedness evidenced by the Existing Notes and all of such indebtedness as so combined, consolidated, amended and restated shall constitute a single indebtedness in the aggregate original principal amount of Four Hundred Twenty Million Dollars ($420,000,000) pursuant to a certain Amended, Restated and Consolidated Promissory Note (the "Consolidated Note"), (2) that the Existing Mortgages and the liens thereof constitute in law but one mortgage, a single, first lien securing the obligations evidenced by the Consolidated Note and (3) to amend and restate the terms and conditions contained in the Existing Mortgages as hereinafter set forth;

     WHEREAS, Mortgagors and Mortgagee desire to sever and divide the indebtedness evidenced by the Consolidated Note so that the indebtedness shall be evidenced by certain separate promissory notes (collectively, the "Notes"), made by Mortgagors to Mortgagee and the other Lenders; and

     WHEREAS, the indebtedness evidenced by the Notes shall be secured by this Mortgage and the other Loan Documents (as defined in the Credit Agreement).

     NOW, THEREFORE, in consideration of the premis- es and for other good and valuable consideration, the re-ceipt and sufficiency of which are hereby acknowledged, Mortgagors hereby agree as follows:

     I. The Existing Mortgages and the liens thereof, shall hereafter constitute in law a valid and enforceable first lien in the amount of $420,000,000 upon the Mortgaged Property (as hereinafter defined) securing the Indebtedness, together with interest thereon, the Breakage Indebtedness (as hereinafter defined) and all other sums secured thereby, and the Borrower shall pay the Indebtedness and interest thereon at the rate of interest and on the terms provided for the payment of principal and interest with respect to the Notes secured by this Mortgage.

     II. The Existing Mortgages and the liens thereof are hereby modified so that all of the terms and conditions of the aforesaid mortgages shall be restated in their entirety to be on the terms and conditions set forth herein, and each Mortgagor agrees to comply with and be subject to all of the terms, covenants and conditions of this Mortgage.

     III. The parties hereto certify that this instrument secures the same indebtedness evidenced by the Existing Notes and secured by the Existing Mortgages, respectively, and secures no further or other indebtedness or obligation. Neither this Mortgage nor anything contained herein shall be construed as a substitution or novation of the Mortgagors' indebtedness to Mortgagee or of the Existing Mortgages, which shall remain in full force and effect as hereby confirmed, modified, restated and superseded.

     IV. This Mortgage shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

     V. The Existing Mortgages, as modified and restated in their entirety pursuant to this Mortgage, and the obligations of Mortgagors hereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Mortgagors thereunder.

     VI. Any reference to the Mortgage in the Notes, the Credit Agreement or any other Loan Document shall be deemed to refer to this Mortgage.

     TO SECURE:

          (i) payment and performance of all covenants, conditions, liabilities and obligations contained in, and payment of the indebtedness evidenced by, the Notes plus all interest and additional amounts payable thereunder; and

          (ii) payment and performance of all covenants, conditions, liabilities and obligations of Mortgagors to Mortgagee and the other lenders contained in this Mortgage, the Credit Agreement and any extensions, renewals or modifications hereof; and

          (iii) payment and performance of all covenants, conditions, liabilities and obligations contained in each of the other Loan Documents; and

          (iv) without limiting the generality of the foregoing, payment of all indebtedness, liabilities, and amounts from time to time evidenced by the Notes, and all other indebtedness and liabilities, direct or indirect, of Mortgagors to Mortgagee, due or to become due hereunder, or under any other Loan Document (including, without limitation, any protective advances, disbursements, payments and reimbursements made, and charges, expenses and costs (including, without limitation, any enforcement and collection costs) incurred by Mortgagee pursuant to the Notes, this Mortgage, or such other Loan Documents) to protect the security intended to be provided hereby even if the aggregate amount of indebtedness outstanding at any one time exceeds the face amount of the Notes (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i)-(iv) above, collectively, the "Note Indebtedness"; and payment of the Note Indebtedness together with the performance of all covenants, conditions and obligations set forth in clauses (i)(iv) above, collectively, the "Note Obligations"); and

          (v) payment of all costs incurred by the Counterparty (as hereinafter defined) under the Swap Agreement (as defined in the Credit Agreement) in connection with a Termination Event or an Event of Default thereunder (as such terms are defined in the Swap Agreement) (all of the foregoing indebtedness, monetary liabilities and obligations set forth in this clause
     (v), collectively, the "Breakage Indebtedness"; the Note Indebtedness and the Breakage Indebtedness collectively, the "Indebtedness"; and payment of the Breakage Indebtedness together with the performance of all covenants, conditions and obligations set forth in this clause (v) above, collectively, the "Breakage Obligations"; the Note Obligations and the Breakage Obligations collectively, the "Obligations").

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MORTGAGE, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT EXECUTION OR UNDER ANY CONTINGENCY, WHICH MAY BE SECURED HEREBY AT ANY TIME HEREAFTER IS $420,000,000.

                                GRANTING CLAUSES

     NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that Mortgagors, in consideration of the premises, and other good and valuable consideration, the receipt and suffi- ciency of which is hereby acknowledged (a) have mort- gaged, warranted, granted, bargained, sold, conveyed, pledged, and assigned and (b) by these presents do hereby mortgage, warrant, grant a security interest in, grant, bargain, sell, convey, pledge, and assign unto Mortgagee and its successors and assigns forever, in the trusts created hereby all of Mortgagors' estate, right, title and interest now owned or hereafter acquired in, to and under any and all of the property (herein called the "Mortgaged Property") described in the following Granting Clauses:

     I. The Land, together with the entire right, title and interest of Mortgagors in and to such Land, subject to Permitted Liens (as hereinafter defined) together with (a) all right, title and interest of Mortgagors in and to all buildings, structures and other improvements now standing, or at any time hereafter constructed or placed, upon the Land, including all of Mortgagors' right, title and interest in and to all equipment and fixtures of every kind and nature on the Land or in any such buildings, structures or other improvements (such buildings, structures, other improvements, equipment and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of Mortgagors in and to all and singular tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to the Land belonging or in any way appertaining thereto, including without limitation all right, title and interest of Mortgagors in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining the Land and (c) all claims or demands of Mortgagors, in law or in equity, in possession or expectancy of, in and to the Land together with rents, income, revenues, issues and profits from and in respect of the property described above in this Granting Clause I and the present and continuing right to make claim for, collect, receive and receipt for the same as hereinafter provided. It is the intention of the parties hereto that, so far as may be permitted by law, all of the foregoing, whether now owned or hereafter acquired by Mortgagors, affixed, attached or annexed to the Land shall be and remain or become and constitute a part of the Mortgaged Property and the security covered by and subject to the lien of this Mortgage. All such right, title and interest of 1290 Mortgagor in and to the 1290 Land described on Exhibit A-1, the interest of 1290 Mortgagor in and to the Improvements located thereon and such other property with respect thereto described in Granting Clause I is herein called the "1290 Property". All such right, title and interest of 237 Park Mortgagor in and to the Land described on Exhibit A-2, the interest of 237 Park Mortgagor in and to the Improvements located thereon and such other property with respect thereto described in Granting Clause I is herein called the "237 Park Property"; the 1290 Property and the 237 Park Property each, a "Property" and such Properties are collectively called the "Properties."

     II. All right, title and interest of Mortgagors in and to (i) all extensions, improvements, betterments, renewals, substitutes and replacements of and on the Properties described in the foregoing Granting Clause I and (ii) all additions and appurtenances thereto not presently leased to or owned by Mortgagors and hereafter leased to, acquired by or released to Mortgagors or constructed, assembled or placed upon the Mortgaged Property (including, but not limited to, the fee estate in the Land) immediately upon such leasing, acquisition, release, construction, assembling or placement, and without any further grant or other act by Mortgagors.

     III. All the estate, right, title and interest of Mortgagors in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Properties, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Properties, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Properties or any part thereof; and Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances thereto, subject to the conditions and limitations hereinafter set forth; and (ii) all contract rights, general intangibles, actions and rights in action, relating to the Properties including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Properties; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Properties.

     IV. As additional security for the obligations secured hereby, Mortgagors do hereby pledge and presently and absolutely assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with said real estate, and not secondarily, all the rents, issues and profits of the Properties and all rents, issues, profits, revenues, royalties, bonuses, rights, and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Properties but subject to applicable legal requirements) (the "Rents") under any and all present and future leases, subleases, underlettings, concession agreements, licenses, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Properties and do hereby transfer and assign to Mortgagee all such leases and agreements (the "Leases"). Mortgagors agree to cause all Rents (exclusive of unapplied security deposits) payable under any Leases as they become due to be deposited in accordance with Section 2.14 of the Credit Agreement and the terms of the Cash Collateral Agreement. Mortgagors further agree to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request. Upon the occurrence and during the continuance of an Event of Default
(1) Mortgagors agree, upon demand, to deliver to Mortgagee such additional assignments thereof as Mortgagee may request and agree that Mortgagee may assume the management of the Properties, and collect the Rents, applying the same upon the Obligations and (2) Mortgagors hereby authorize and direct all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Properties to pay the Rents due under the Leases to Mortgagee upon request of Mortgagee. Mortgagors hereby appoint Mortgagee as their true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Properties, giving and granting unto said Mortgagee full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney coupled with an interest and assignment of rents shall not be construed as an obligation upon Mortgagee to manage said property or to make or cause to be made any repairs or to take any other action that may be needful or necessary and (ii) Mortgagee agrees that until such Event of Default has occurred and while it is continuing as aforesaid, Mortgagee shall not exercise its rights pursuant to said power of attorney coupled with an interest and shall permit Mortgagors to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, after the occurrence and during the continuance of an event of Default, it may pay: (1) reasonable charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary in connection with the management of the Properties, during the continuance of this power of attorney coupled with an interest and assignment of rents including general and special taxes and assessments and insurance premiums and (2) the Indebtedness secured hereby. This power of attorney coupled with an interest and assignment of leases and rents shall be irrevocable until this Mortgage shall have been satisfied and all of the Mortgaged Property released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney coupled with an interest and assignment of leases and rents with respect to such portion of the Mortgaged Property so released. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with law.

     V. All of Mortgagors' right, title and interest in and to all personal and intangible property and equipment of every nature whatsoever now or hereafter located in, arising from or on or utilized in connection with the Mortgaged Property, including but not limited to (a) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings; (b) all apparatus, machinery, accessions, equipment and appliances not included as fixtures; (c) all items of furniture, furnishings, and personal property; (d) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (a)-(c) (all of said property in (a)-(d) being collectively, the "Equipment"); (e) all accounts receivable arising from the sale or other disposition of all or any of Mortgagors' real property, buildings, structures and other improvements, fixtures, furniture, furnishings, apparatus, machinery, appliances or other equipment, and all extensions, renewals, improvements, substitutions and replacements thereto whether owned or leased, now or hereafter acquired; (f) all accounts, general intangibles, chattel paper, cash or monies of Mortgagors, wherever located, whether in the form of cash or checks, and all cash equivalents including, without limitation, all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper (i) received in connection with the sale or other disposition of all or any of Mortgagors' real property, buildings, structures and other improvements, fixtures, furniture, furnishings, apparatus, machinery, appliances or other equipment, and all extensions, renewals, improvements, substitutions and replacements thereto whether owned or leased, now or hereafter acquired, (ii) maintained by Mortgagors in a segregated account in trust for the benefit of Mortgagee pursuant to the requirements of the Loan Documents or (iii) held by Mortgagee; (g) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the Mortgaged Property or any part thereof; and (h) all proceeds (as defined in the Uniform Commercial Code) of all of the foregoing; it being mutually agreed, in-tended and declared, that the Mortgaged Property and all of the property rights and fixtures owned by Mortgagors shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage, it being also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagors agree to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect or renew such security interest under the Uniform Commercial Code. To the extent permitted by law, (i) all of the fixtures are or are to become fixtures on Land; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Uniform Commercial Code, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee's sole election.

     VI. All of Mortgagors' right, title, and interest in, to and under (i) all contracts, including the Property Management Agreement, Asset Management Agreement and the Leasing Agency Agreement (as each term is herein defined) and agreements relating to the Properties, and other documents, books and records related to the operation of the Properties; (ii) all consents, licenses, warranties, guaranties and building and other permits required or useful for the construction, completion, occupancy and operation of the Properties; and (iii) all plans and specifications, engineering reports, land planning, maps, surveys, and any other reports, exhibits or plans and specifications used or to be used in connection with the construction, operation or maintenance of the Properties, together with all amendments and modifications thereof.

     VII. All of Mortgagors' right, title and interest in the Pledged Notes.

     VIII. All of Mortgagors' right, title and interest in all proceeds, both cash and non-cash, of the foregoing.

     IX. The right in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

     X. All of Mortgagors' rights to encumber the Properties.

     1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The words "herein," "hereof" and "hereunder" and other words of like import refer to this Mortgage as a whole and not to any particular Section, subsection or other subdivision. In addition, wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings:

     Affiliate: With respect to any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     Alteration: As defined in Section 10(c) here- of.

     Asset Management Agreement: As defined in the Credit Agreement.

     Cash Collateral Agreement: As defined in the Credit Agreement.

     Casualty Amount: As defined in Section 6(b) hereof.

     Closing Date: As defined in the Credit Agreement.

     Credit Agreement: As defined in the recitals hereof.

     Default: The occurrence or existence of any event or condition which with or without the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

     Default Rate: A rate per annum equal to the sum of the Alternate Base Rate (as defined in the Credit Agreement) for such day plus three percent (3%).

     Domestic Business Day: As defined in the Credit Agreement.

     Environmental Certificate: As defined in Section 18(b) hereof.

     Environmental Claim: As defined in the Credit Agreement.

     Environmental Event: As defined in Section 18(b) hereof.

     Environmental Laws: As defined in the Credit Agreement.

     Environmental Report: As defined in the Credit Agreement.

     Equipment: As defined in Granting Clause V hereof.

     ERISA: Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     Events of Default: The occurrence of any of the following shall constitute an Event of Default under this Mortgage:

               (a) If Mortgagors fail to pay any amount payable pursuant to this Mortgage when due and payable in accordance with the provisions hereof and such failure continues for three (3) Domestic

         Business Days after Mortgagee delivers notice there-of; or

               (b) Cancellation of the insurance required by Section 5 of this Mortgage without substitution of replacement coverage meeting the requirements thereof; or

               (c) Any violation of the terms of Section 7(a) (subject to the terms of Section 7(c) and paragraph (a) above)), Section 7(b) (subject to the terms of Section 7(c)) or Section 9(a) through (c) of this Mortgage; or

               (d) An Event of Default (as defined therein) under the Credit Agreement; or

               (e) Any other default in the perfor- mance, or breach, of any material covenant, representation or warranty of either Mortgagor in this Mortgage or in any other Loan Document (other than those specifically dealt with elsewhere in this Section) and continuance of such default or breach for a period of thirty (30) days after written notice thereof has been given to Mortgagors by the Agent; provided, however, that in the case of any such default that is susceptible of cure but cannot reasonably be cured within thirty (30) days after notice from the Agent and provided further that Mortgagors shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mortgagors in the exercise of due diligence to cure such default (but in no event longer than one hundred twenty
          (120) days); or

               (f) This Mortgage or any other Loan Document or any Lien granted hereunder or thereunder shall (except in accordance with the terms hereof or thereof), in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Mortgagors, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Liens; or

               (g) The sale, conveyance, transfer, encumbrance, or disposition, whether voluntarily, involuntarily or otherwise, of the Improvements and/or the Land or any interest therein or any interest in either Mortgagor in violation of the terms of this Mortgage or the Credit Agreement; or

               (h) Any "Event of Default" as de- fined in any other Loan Documents occurs.

     Notwithstanding anything to the contrary contained in this Mortgage, the Credit Agreement or the Loan Documents, no grace period or right to notice granted to Mortgagors herein with respect to any Event of Default is intended to duplicate any other grace period or right to notice granted to Mortgagors herein, in the Credit Agreement or in the other Loan Documents with respect to such Event of Default and in the event of any inconsistency, the grace period or right to notice granted herein shall apply.

     GAAP: Shall mean United States generally ac- cepted accounting principles, consistently applied.

     Governmental Authority: As defined in the Credit Agreement.

     Grant: Shall mean grant, grant a security interest in, bargain, sell, lien, mortgage, convey, pledge, hypothecate, assign, transfer, warrant and set over.

     Hazardous Substances: As defined in the Credit Agreement.

     Impositions: All taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transactions, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Mortgagors (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagors for the privilege of doing business in the State of New York) or Mortgagee arising as a result of or with respect to its capacity as Mortgagee hereunder, (b) the Mortgaged Property or any other collateral delivered or pledged to Mortgagee in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to require Mortgagors to pay any tax, assessment, levy or charge imposed on Mortgagee in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

     Improvements: As defined in Granting Clause I hereof.

     Indebtedness: As defined in the recitals hereof.

     Indemnitee: As defined in the Credit Agree- ment.

     Independent Architect: An architect selected by Mortgagors, and acceptable to Mortgagee, such acceptance not to be unreasonably withheld or delayed, licensed to practice in the State of New York and having at least ten (10) years of experience.

     Insurance Requirements: Shall mean all terms of any insurance policy required hereunder covering or applicable to the Properties or Equipment or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Properties or Equipment or any part thereof or any use of the Properties or Equipment or any part thereof.

     Land: As defined in the recitals hereof.

     Leases: As defined in Granting Clause IV hereof.

     Leasing Agency Agreement: As defined in the Credit Agreement.

     Legal Requirements: As defined in Section 11.

     Lien: As defined in the Credit Agreement.

     Loan: As defined in the recitals hereof.

     Loan Amount: As defined in the recitals here- of.

     Loan Documents: As defined in the Credit Agreement.

     Major Alteration: As defined in the Credit Agreement.

     Major Lease: As defined in the Credit Agree- ment.

     Manager: As defined in the Credit Agreement.

     Material Adverse Effect: As defined in the Credit Agreement.

     Mortgage: As defined in the recitals hereof.

     Mortgage Escrow Amounts: As defined in Section 8(a).

     Mortgaged Property: As defined in the Granting Clause to this Mortgage.

     Mortgagee: As defined in the recitals hereof.

     Mortgagor: As defined in the recitals hereof.

     Mortgagors: As defined in the recitals hereof.

     Notes: As defined in the recitals hereof.

     Obligations: As defined in the recitals here- of.

     Officer's Certificate: As defined in the Credit Agreement.

     Permitted Liens: As defined in the Credit Agreement.

     Person: Shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Federal, state, county or municipal government or any political subdivision thereof.

     Proceeds: As defined in Section 6(b) hereof.

     Property or Properties: As defined in Granting Clause I hereof.

     Property Management Agreement: As defined in the Credit Agreement.

     Rents: As defined in Granting Clause IV here- of.

     Taking: Shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Land or any part thereof.

     Tenant: Shall mean any Person leasing any portion of the Properties and obligated to pay rent pursuant to a Lease.

     Transfer: As defined in the Credit Agreement.

     Work: As defined in Section 6(b) hereof.

     1290 Mortgagor: As defined in the recitals hereof.

     1290 Permitted Liens: Means Permitted Liens that affect only the 1290 Land.

     237 Park Permitted Liens: Means Permitted Liens that affect only the 237 Park Land.

     237 Park Mortgagor: As defined in the recitals hereof.

     2. Warranty.

     Each Mortgagor represents and warrants to, and covenants and agrees with, Mortgagee as follows:

               (a) All improvements now being or hereafter constructed on the Properties shall be completed in a good and workmanlike manner, substantially in accordance with all applicable governmental laws, statutes, ordinances, codes, rules, regulations and requirements, and otherwise in accordance with the provisions of the Credit Agreement and the other Loan Documents.

               (b) This Mortgage upon its due execution and proper recordation is and will remain a valid, enforceable and perfected first Lien on and a security interest in the Mortgaged Property subject to the Permitted Liens.

               (c) This Mortgage and each of the Loan Documents executed by each Mortgagor, is the legal, valid and binding obligation of such Mortgagor, enforceable against such Mortgagor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor's rights generally in effect from time to time.

               (d) The 1290 Mortgagor owns good fee simple and insurable title to the 1290 Land subject only to the 1290 Permitted Liens. The 237 Park Mortgagor owns good fee simple and insurable title to the 237 Park Lien, subject only to the 237 Park Permitted Liens. Each Mortgagor will preserve such title to its Property and will forever warrant and defend same and the validity and priority of the lien hereof from and against any and all claims whatsoever;

               (e) On the date hereof, to each Mortgagor's knowledge, no portion of the Improvements at the Properties has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored;

               (f) Each Mortgagor has and will maintain, in effect at all times until the Indebtedness and Obligations are satisfied in full, all necessary material licenses, permits, authorizations, registrations and approvals to own, use, occupy and operate each Property as a first-class institutional office building and has full power and authority to carry on its business at each of the Properties as currently conducted and has not received any written notice of any violation of any such licenses, permits, authorizations, registrations or approvals that materially impair the value of the Properties for which such notice was given or which would affect the use or operation of either Property in any material respect;

               (g) As of the date hereof, neither Mortgagor has received any written notice of any Taking or threatened Taking of either Property or any portion thereof;

               (h) The Properties and the Equipment located thereon constitutes all of the real property, equipment and fixtures currently owned by either Mortgagor or used in the operation of the business located on the Properties;

               (i) Each Property has adequate access to public streets, roads or highways;

               (j) Each Property constitutes a separate tax lot or lots, with a separate tax as- sessment, independent of any other land or improve-ments;

               (k) All utility services necessary for the operation of each Property have been connected and are available in adequate capacities directly from utility lines and without the need for private easements not presently existing;

               (l) Each Mortgagor is not and shall not be an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and each Mortgagor's assets do not and will not constitute plan assets;

               (m) To the best of each Mortgagor's knowledge, neither Mortgagor is in material default under the terms, conditions or provisions of any of the Leases or Agreements described in Section 13 hereof which affect either Mortgagor;

               (n) Each Mortgagor is now, and after giving effect to this Mortgage, will be in a solvent condition;

               (o) Mortgagor is not in default under any note, loan or security agreement to which it is a party;

               (i) The execution and delivery of this Mortgage by Mortgagors does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute;

               (p) No bankruptcy or insolvency pro- ceedings are pending or contemplated by or against either Mortgagor; and

               (q) To the best of each Mortgagor's knowledge, there are no existing, threatened or pending actions or proceedings affecting any portion of the Mortgaged Property except for possible negligence actions or proceedings which are fully covered by insurance or collection actions against tenants disclosed in writing prior to the date hereof to Agent.

     3. Payment and Performance of Obligations Secured. Each Mortgagor shall jointly and severally promptly pay when due the principal of and interest on the Indebtedness, any prepayments, late charges and fees provided for in the Notes, and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Mortgagors. All sums payable by Mortgagors hereunder shall be paid without demand (except as otherwise specifically set forth herein or in the other Loan Documents), counterclaim, offset, deduction or defense all without relief from valuation and appraisement laws. Mortgagors waive all rights now or hereafter conferred by statute or otherwise to any such demand (except as so provided herein or in the other Loan Documents), counterclaim, setoff, deduction or defense.

     4. Negative Covenants. Each Mortgagor cove- nants and agrees that it shall not:

               (a) partition the Properties;

               (b) transfer all or portion of the Mortgaged Property or any interest of either Mortgagor other than pursuant to leases of space therein in accordance with the terms hereof and the Credit Agreement;

               (c) file a petition for voluntary bankruptcy under the Bankruptcy Code or similar state law;

               (d) dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Mortgage or the Credit Agreement; or

               (e) engage in any activity that would subject it to regulation under ERISA, other than activity with respect to Plans, Multiemployer Plans and Benefit Arrangements sponsored or contributed to on the date hereof, including for this purpose Multiemployer Plans to which the Borrower will become obligated to contribute upon execution or assumption of collective bargaining agreements relating to the 237 Park Property and the 1290 Property; provided, however, such engagement shall not cause the ERISA Group to incur any material liability in excess of the liabilities that would be incurred under the terms of such Plans, Multiemployer Plans and Benefit Arrangements as of the date hereof.

     5. Insurance.

     (a) Insurance Coverage Requirements. Mortgagors shall keep, or cause to be kept insurance with respect to the Properties, in full force and effect of the types and minimum limits as follows during the term of this Mortgage:

               (i) Property Insurance. Insurance with respect to the Properties and the Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full insurable value of the Properties and the Equipment located thereon, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Equipment at the Properties (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving);

               (ii) Liability Insurance. Compre- hensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each of the Properties in such amounts as are generally required by institutional lenders for properties comparable to the Properties but in no event for limits of less than $5,000,0000 per occurrence with combined single limit coverage for bodily injury or property damage;

               (iii) Workers' Compensation Insur- ance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by or on behalf of Mortgagors), with respect to any work on or about the Properties;

               (iv) Business Interruption. Busi- ness interruption and/or loss of "rental value" insurance for the Properties in an amount equal to two (2) years' "rental value" attributable to the Properties and based on the "rental value" for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty, the term "rental value" to mean the sum of (A) the total Rents payable under the Leases at the Properties and (B) the total amount of all other amounts to be received by Mortgagors or third parties which are the legal obligation of the Tenants under their Leases, reduced to the extent such amounts would not be received because of operating expenses (or other payments to third parties) not incurred during a period of non-occupancy of that portion of the Properties then not being occupied;

               (v) Indemnification. Contractual Indem- nification Insurance covering Mortgagors' obligation to indemnify Mortgagee as required under Section 35 hereof;

               (vi) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Properties and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties; and

               (vii) Other Insurance. Such other insurance with respect to the Properties and the Equipment located therein against loss or damage as are reasonably requested by Mortgagee provided such insurance is of the kind from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the Properties.

     (b) Ratings of Insurers. All insurance coverage shall be provided by one or more domestic primary insurers having an Alfred M. Best Company, Inc. rating of "A" or better and financial size category of not less than VIII except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or if otherwise approved by Mortgagee. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the State of New York.

     (c) Form of Insurance Policies; Endorse- ments. All insurance policies shall be in such form and with such endorsements as are comparable to the forms of and endorsements to Mortgagors' insurance policies in effect on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of first-class, institutional office buildings in the City of New York. Certified copies of all of the above-mentioned insurance policies have been delivered to and shall be held by Mortgagee. All such policies (other than for statutory workers' compensation insurance) shall name Mortgagee as an additional insured/loss payee, shall provide that all Proceeds be payable to Mortgagee as set forth in Section 6 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omissions of Mortgagors and, with respect to Equipment, contain a lender's loss payable clause endorsement or any equivalent endorsement; (ii) a waiver of subrogation endorsement as to Mortgagee providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Mortgagors, Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of Mortgagee knowingly in violation of the conditions of such policy; (iii) an endorsement indicating that neither Mortgagee nor Mortgagors shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first-class, institutional office buildings in the City of New York, but in no event in excess of $100,000; (iv) a provision that such policies shall not be cancelled or materially amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days prior written notice to Mortgagee in each instance; (v) include effective waivers by the insurer of all claims for insurance premiums against any loss payees, additional insureds and named insureds (other than Mortgagors) and (vi) shall be otherwise in form and substance reasonably satisfactory to Mortgagee. Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Mortgagee not less than thirty (30) days prior to the expiration date of any of the insurance policies required to be main-tained hereunder which certificates shall bear notations evidencing payment of applicable premiums and originals (or certified copies) of such insurance policies shall be delivered to Mortgagee promptly after Mortgagors' receipt thereof. If Mortgagors fail to maintain and deliver to Mortgagee the original policies (or certified copies) or certificates of insurance required by this Mortgage, Mortgagee may, at its option, procure such insurance, and Mortgagors shall reimburse Mortgagee for the amount of all premiums paid by Mortgagee thereon promptly, upon demand by Mortgagee, with interest thereon at the Default Rate from the date paid by Mortgagee to the date of repayment, and such sum shall be a part of the Indebtedness secured by this Mortgage. Blanket insurance policies shall not be acceptable for the purposes of this Section 5 unless otherwise reasonably approved to the contrary by Mortgagee.

     Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagors hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

     (d) Compliance with Insurance Require- ments. Mortgagors shall comply with all Insurance Requirements and shall not bring or keep any article upon the Properties or cause or permit any condition to exist thereon which would be prohibited by or would invalidate insurance coverage maintained, or required hereunder to be maintained, by Mortgagors on or with respect to any part of the Mortgaged Property pursuant to this Section 5.

     6. Condemnation and Insurance Proceeds.

     (a) Each Mortgagor will promptly notify Mortgagee in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking of, or (ii) the occurrence of any casualty, damage or injury to, the Mortgaged Property or Equipment located thereon or any portion thereof the restoration of which is estimated by the applicable Mortgagor in good faith to cost more than $250,000.

     (b) In the event of any Taking of, or casualty or other damage or injury, to the Mortgaged Property, or Equipment located thereon, Mortgagors' right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which either Mortgagor may receive or to which either Mortgagor may become entitled with respect to the Mortgaged Property or any part thereof (collectively, "Proceeds"), in connection with any such Taking, casualty or other damage or injury to the Mortgaged Property, or any part thereof, or Equipment located thereon are hereby assigned to and shall be paid to Mortgagee. Notwithstanding anything to the contrary set forth in this Mortgage, to the extent such Proceeds are not in excess of $1,000,000 (the "Casualty Amount"), then Mortgagee hereby consents to and agrees that such Proceeds are to be paid directly to Mortgagors to be applied to restoration of the Mortgaged Property in accordance with the terms hereof. Subject to the provisions of Sections 6(c) and 6(d) hereof, promptly after the occurrence of any damage or destruction to all or any portion of the Mortgaged Property or a Taking of a portion of the Mortgaged Property, Mortgagors shall commence and diligently prosecute to completion the repair, restoration and rebuilding of the Mortgaged Property (in the case of a Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in full compliance with all Legal Requirements and free and clear of any and all Liens except the Permitted Liens; it being understood, however, that Mortgagors shall not be obligated to restore the Mortgaged Property to the precise condition of the Mortgaged Property prior to any Taking, casualty or other damage or injury to the Mortgaged Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of the Mortgaged Property from the value that the Mortgaged Property would have had if the same had been restored to its condition immediately prior to such taking or casualty. Mortgagors will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for insurance or Taking Proceeds and, subject to Mortgagors' right to receive the direct payment of any Proceeds up to the Casualty Amount subject to the provisions below, will cause the same to be collected and paid over to Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. Each Mortgagor hereby irrevocably authorizes and empowers Mortgagee, in the name of such Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment, and, in the event Mortgagors fail so to act for a period of ten (10) days following Mortgagors' receipt of written notice from Mortgagee or if an Event of Default shall have occurred and be continuing, then in such case Mortgagee may file such claim and prosecute it with counsel satisfactory to it at the expense of Mortgagors. Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty Amount, and Mortgagors will deliver or cause to be delivered to Mortgagee all instruments reasonably requested by Mortgagee to permit such approval. Mortgagors will pay all costs, fees and expenses reasonably and actually incurred by Mortgagee (including all reasonable attorneys' fees and expenses actually incurred, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration) in connection with the settlement of any claim for insurance or Taking Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any insurance or Taking Proceeds are received by either Mortgagor, such Proceeds shall be received in trust for Mortgagee, shall be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds are in excess of the Casualty Amount shall be forthwith paid to Mortgagee to be held by Mortgagee in a segregated account in trust for Mortgagors in accordance with the provisions of the Cash Collateral Agreement, in each case to be applied or disbursed in accordance with the provisions hereof.

     (c) Upon the occurrence and during the continuance of an Event of Default hereunder, all Proceeds shall be paid over to Mortgagee and shall be applied first toward reimbursement of Mortgagee's reasonable costs and expenses actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then at Mortgagee's option, to restoration or to the payment or prepayment of the Indebtedness secured hereby in such order as, Mortgagee shall determine.

     (d) If Proceeds are not required to be applied towards payment of the Indebtedness pursuant to Section 6(c) above, then Mortgagee shall make the Proceeds which it is holding pursuant to the terms hereof available to Mortgagors (after payment of any reasonable expenses actually incurred by Mortgagee in connection with the collection thereof) for payment of or reimbursement of Mortgagors' expenses incurred with respect to the Work, upon the following terms and subject to the following conditions:

               (i) there shall be no continuing Event of Default hereunder;

               (ii) if the estimated cost of the Work (as estimated by an Independent Architect) shall exceed the Proceeds available, Mortgagors shall deliver to Mortgagee a Letter of Credit (as defined in the Credit Agreement) or other security satisfactory to Mortgagee;

               (iii) Mortgagee shall be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work and that the Work can be completed by the earlier of (x) the date which is six months prior to the Termination Date (as defined in the Credit Agreement) or (y) the date which is twenty-four months after the date such Taking, casualty or other damage or injury to the Mortgaged Property occurred. The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a Taking the restoration of the Mortgaged Property shall be done to the extent reasonably practicable after taking into account the consequences of such Taking), so that upon completion thereof, the Mortgaged Property shall be at least equal in value to the Mortgaged Property immediately prior to the damage or destruction. Mortgagors shall restore all Improvements such that when they are fully restored and/or repaired that such Improvements and their contemplated use fully comply with all applicable Legal Requirements including, without limitation, zoning, environmental and building laws, codes, ordinances and regulations.

     (e) Disbursement of the Proceeds shall be made from time to time (but not more frequently than once in any month) by Mortgagee as the Work progresses upon receipt by Mortgagee of (i) an Officers' Certificate dated not more than thirty
(30) days prior to the application for such payment, requesting such payment or reimbursement and setting forth the Work performed which is the subject of such request, the parties which performed such Work and the actual cost thereof, and also certifying that such Work and materials are free and clear of Liens other than Permitted Liens and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work shall exceed ninety percent (90%) of the value of the Work performed or materials furnished and incorporated into the Improvements from time to time (provided that each trade shall be entitled to payment of its hold-back upon completion of its component of the Work and satisfactory fulfillment of the requirements herein, including delivery of final lien waivers), and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise funded pursuant to clause (ii) above, shall be at least sufficient to pay for the cost of completion of the Work, free and clear of Liens other than Permitted Liens; final payment shall be made upon receipt by Mortgagee of a certification by an Independent Architect, as to the completion substantially in accordance with the submitted plans and specifications, and the receipt by Mortgagee of final lien waivers from each contractor or materialman. Mortgagee may at its option require an endorsement to its title insurance policy insuring the continued priority of the Lien of this Mortgage (subject to Permitted Liens) as to all sums advanced hereunder, such endorsement to be paid for by Mortgagors.

     (f) In the event that any condition to application of Proceeds to the Work contained in Section 6(d) above is not satisfied, then Mortgagee may, upon thirty (30) days prior written notice to Mortgagors, apply all Proceeds with respect to the Taking of or damage or injury to the Mortgaged Property in question to the payment or prepayment of all or any portion of the Indebtedness secured hereby. Notwithstanding the forego-ing contained in Section 6(d) above, if the cost of the Work as estimated by the Independent Architect's certification exceeds $62,500,000 with respect to the 1290 Property, then upon thirty (30) days prior written notice all Proceeds with respect to the Taking of or damage or injury to the 1290 Property, may, at Mortgagee's option, be applied by Mortgagee to the payment or prepayment of all or any portion of the Indebtedness secured hereby with respect to the 1290 Allocated Loan Amount and if the cost of the Work as estimated by the Independent Architect's certification exceeds $42,500,000 with respect to the 237 Park Property, then upon thirty (30) days prior written notice all Proceeds with respect to the Taking of or damage or injury to the 237 Park Property, may, at Mortgagee's option, be applied by Mortgagee to the payment or prepayment of all or any portion of the Indebtedness secured hereby with respect to the 237 Park Allocated Loan Amount.

     (g) In the event that, after the comple- tion of the Work and payment of all costs of completion, there are excess Proceeds, then upon thirty (30) days prior written notice such excess Proceeds with respect to the Taking of or damage or injury to the Mortgaged Property may be applied by Mortgagee to the payment or pre-payment of all or any portion of the Indebtedness secured hereby.

     (h) In the event of a Taking of all of the Mortgaged Property, Mortgagors shall prepay the Notes in full, whether or not the Proceeds are sufficient.

     7. Impositions, Liens and Other Items.

     (a) Subject to the right of contest set forth in Section 7(c), Mortgagors shall pay all Impositions which are attributable to or affect the Properties or Mortgagors, prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto, unless and to the extent Mortgagee shall pay such Impositions pursuant to the provisions of the Cash Collateral Agreement.

     (b) Subject to the right of contest set forth in Section 7(c), each Mortgagor shall at all times keep the Mortgaged Property and the Equipment located thereon free from all Liens (other than the Lien hereof and Permitted Liens) and shall pay when due and payable all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof and the Equipment located thereon, whether ranked senior, pari passu or junior to the priority of the Lien created hereby, and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Mortgaged Property, or any portion thereof and the Equipment located thereon within forty-five (45) days after Mortgagors receive notice of the filing thereof. Each Mortgagor shall do or cause to be done, at the sole cost of such Mortgagor, everything necessary to fully preserve the first priority of the Lien of this Mortgage against the Mortgaged Property and the Equipment located thereon subject to the Permitted Liens. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Section 7, Mortgagee may (but shall not be obligated to) make such payment or discharge such Lien, and Mortgagors shall reimburse Mortgagee on demand for all such advances pursuant to Section 14 hereof.

     (c) Nothing contained herein shall be deemed to require Mortgagors to pay, or cause to be paid, any Imposition, to satisfy any Lien or to comply with any Legal Requirement or Insurance Requirement so long as Mortgagors are in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on Mortgagors' books in accordance with GAAP, (iii) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence, (iv) in the case of any Insurance Requirement, the failure of Mortgagors to comply therewith shall not impair the validity of any insurance required to be maintained by Mortgagors under Section 5 or the right to full payment of any claims thereunder, and (v) in the case of Impositions and Liens, during such contest, Mortgagors shall provide security in the form required by
Section 6(d)(ii) assuring the discharge of Mortgagors' obligations being con-tested and of any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, any such reserves or the furnishing of any bond or other security, Mortgagors promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time a Property or any portion thereof, or any Equipment located thereon shall be, in Mortgagee's reasonable judgment, in danger of being forfeited or lost or Mortgagee may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgagors, Mortgagors, upon written demand, shall deliver to Mortgagee reasonable evidence of Mortgagors' compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

     8. Funds for Taxes and Insurance.

     (a) Subject to the provisions of the Cash Collateral Agreement, Mortgagors shall deposit in the Cash Collateral Account (as defined in the Cash Collateral Agreement) amounts sufficient to discharge the obligations of Mortgagors under Sections 5 and 7 hereof as and when they become due (such amounts, the "Mortgage Escrow Amounts"). Mortgagors shall initially pay a sum which bears the same relation to the annual insurance premiums for all insurance required by the terms hereof and Impositions assessed against the Mortgaged Property for the insurance period or tax year then in effect, as the case may be, as (i) the number of months elapsed as of the date hereof since the last preceding installment of said premiums or Impositions shall have become due and payable bears to (ii) twelve (12) (if payable annually or such shorter period if payable in more frequent installments). For the purpose of this computation, the month in which such last preceding installment of premiums or Impositions became due and payable and the month in which the Closing Date occurs shall be included and deemed to have elapsed. During each month thereafter, Mortgagors shall pay with respect to the Mortgage Escrow Amounts a sum equal to one-twelfth of such insurance premiums and such Impositions for the then-current insurance period and tax year, so that as each installment of such premiums and Impositions shall become due and payable, Mortgagors shall have paid to Mortgagee a sum sufficient to pay the same. If the amount of such premiums and Impositions has not been definitely ascertained at the time when any such monthly deposits are to be paid, Mortgagors shall pay Mortgage Escrow Amounts based upon the amount of such premiums and Impositions for the preceding year, subject to adjustment as and when the amount of such premiums and Impositions are ascertained.

     (b) The Mortgage Escrow Amounts shall be held by Mortgagee and shall be applied to the payment of the obligations in respect of which such Mortgage Escrow Amounts were retained in accordance with the Cash Collateral Agreement except upon the occurrence of an Event of Default and the acceleration of the Notes in which case all or any portion of such Mortgage Escrow Amounts may be so transferred or otherwise applied to the Indebtedness in such order or priority as Mortgagee may elect or Mortgagee may exercise any of its rights or remedies with respect to same hereunder, at law or in equity. Any Mortgage Escrow Amounts paid to Mortgagee in excess of the actual obligations for which they were retained, shall be held and credited to the obligations of the Mortgagors pursuant to paragraph (a) above for the ensuing year or shorter period if applicable. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under this Mortgage or otherwise at law or in equity to pay any such amount and to add the amount so paid to the Indebtedness hereby secured. Any such application of said amounts or any portion thereof to any Indebtedness secured hereby shall not be construed to cure or waive any Default or notice of Default hereunder or invalidate any act done pursuant to any such Default or notice.

     (c) Mortgagors shall deliver to Mortgagee all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as the same are received by Mortgagors and Mortgagee shall cause the same to be paid when due to the extent of Mortgage Escrow Amounts available therefor. It is expressly acknowledged and agreed that Mortgagee shall have no obligation whatsoever to advance any amounts in payment of all or any portion of such obligations to the extent that Mortgage Escrow Amounts paid are insufficient to pay any such obligations as and when the same become due.

     9. Transfers, Additional Indebtedness and Subordinate Liens.

     (a) Except as otherwise permitted under Section 2.9 of the Credit Agreement and Section 49 hereof, Mortgagors shall not sell or otherwise Transfer any interest in all or any part of the Properties.

     (b) Except as otherwise permitted under Sections 2.8(e) and 5.9 of the Credit Agreement, there shall be no Transfer of any direct or indirect beneficial ownership interest in (i) either Mortgagor as the same exists as of the date hereof or any of the partners of the Lower Tier LP or the Upper Tier LP, as the same exists as of the date hereof, (ii) either General Partner as the same exists as of the date hereof or (iii) the REIT as the same exists as of the date hereof, without the consent of the Super Required Lenders which may be withheld or granted in their sole and absolute discretion.

     (c) Mortgagors shall comply at all times and in all respects with the terms and provisions of Sections 5.9 and 5.10 of the Credit Agreement.

     (d) Any Transfer made in violation of the foregoing provisions shall be an immediate Event of Default hereunder and shall be void and of no force or effect as against Mortgagee. Upon any such Transfer made in violation of Section 9(a), Mortgagee may, at its option and without limiting any other right or remedy available to Mortgagee hereunder, under any of the other Loan Documents, or otherwise at law or in equity, accelerate the maturity of the Notes and require the payment of the then existing outstanding principal balance, accrued interest and all other Indebtedness due under the Notes and this Mortgage and any and all other amounts due to Mortgagee. Mortgagors shall reimburse Mortgagee for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, actually incurred by Mortgagee in connection with the review by Mortgagee of Mortgagors' request for Mortgagee's consent to a Transfer of all or any portion of the Mortgaged Property or any interest therein or any interest in Mortgagors.

     10. Maintenance of Mortgaged Property; Alter- ations; Inspection;
Utilities.

     (a) Mortgagors shall keep and maintain the Mortgaged Property and every part thereof in good condition and repair, subject to casualty and ordinary wear and tear, and shall not permit or commit any impairment, deterioration (other than through ordinary wear and tear) or intentional waste of the Mortgaged Property and the Equipment located thereon. Mortgagors further covenant to do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Mortgagors shall not remove or demolish any Improvement on the Mortgaged Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or in the ordinary course of business in accordance with the terms and conditions hereof.

     (b) Except as may be necessary in connec- tion with an Alteration permitted by Section 10(c) below, Mortgagors shall not make any changes or allow any changes to be made in the use of the Mortgaged Property as first-class institutional office buildings including retail space and other ancillary uses or initiate or acquiesce in any change in any zoning or other land use classification affecting all or any portion of the Mortgaged Property now or hereafter in effect and affecting all or any portion thereof.

     (c) Provided that no Event of Default shall have occurred and be continuing hereunder and subject to the provisions of the Credit Agreement, Mortgagors shall have the right, without Mortgagee's consent, to undertake any alteration, improvement, demolition or removal (any such alteration, improvement, demolition or removal, an "Alteration") of its respective Property or any portion thereof so long as any such Alteration is (i) required pursuant to or in connection with any Lease or (ii) is not a Major Alteration. If either Mortgagor desires to perform a Major Alteration to its respective Mortgaged Property then such Mortgagor shall (i) obtain the Agent's consent which shall not be unreasonably withheld and (ii) comply with the provisions of Section 5.19 of the Credit Agreement.

     (d) Mortgagee and any Persons authorized by them may at all reasonable times and upon reasonable notice enter and examine the Mortgaged Property and may inspect all work done, labor performed and materials furnished in and about the Mortgaged Property subject in all instances to the rights of tenants under Leases. Mortgagee shall not have any duty to make any such inspection and shall not have any liability or obligation for making or not making any such inspection.

     11. Legal Compliance; Compliance with Covenants and Easements. Mortgagors and the Mortgaged Property and the Equipment thereon and the use thereof comply with all Legal Requirements (hereinafter defined). Subject to Mortgagors' right of contest pursuant to Section 7(c), Mortgagors shall comply with and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws, consumer protection laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to the Mortgaged Property and the Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property and the Equipment thereon including, without limitation, building and zoning codes and ordinances and the provisions of the Americans with Disabilities Act (collectively, the "Legal Requirements"). Each Mortgagor shall comply with the requirements of all, and shall not modify, amend or terminate any, easements and restrictive covenants which from time to time affect the whole or any portion of the Mortgaged Property. Each Mortgagor shall also comply with the requirements of, and to the extent reasonably within such Mortgagor's control, maintain, preserve, enforce and renew, all rights of way, easements, grants, privileges, licenses, franchises and restrictive covenants which from time to time benefit or pertain to the whole or any portion of the Mortgaged Property, and Mortgagors shall not modify, amend or terminate, or surrender any of its rights under, any of such rights of way, easements, grants, privileges, licenses, franchises or restrictive covenants. Each Mortgagor will not, without obtaining the prior written consent of the Mortgagee, initiate, join in or consent to any new private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

     12. Books and Records, Financial Statements, Reports and Other Information.

     (a) Books and Records. Mortgagors will keep and maintain on a fiscal year basis proper books and records, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Notes and the Mortgaged Property and the business and affairs of Mortgagors relating to the Mortgaged Property, in accordance with GAAP and the Credit Agreement. Mortgagee and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgagors relating to the operation of the applicable Mortgaged Property and to make such copies or extracts thereof as Mortgagee may reasonably require.

     (b) Other Information. Mortgagors will, within a reasonable time after written request by Mortgagee, furnish or cause to be furnished to Mortgagee, in such manner and in such detail as may be reasonably requested by Mortgagee, such reasonable additional information which has been prepared by Mortgagors and/or the Manager, the Asset Manager or the Leasing Agent in the ordinary course of business, as may be requested by Mortgagee with respect to the Mortgaged Property.

     13. Compliance with Leases and Agreements.

     (a) (i) To the best knowledge of each Mortgagor, the Leases are in full force and effect, (ii) Mortgagors have neither given to, nor received any written notice of default from, any Tenants under any Leases and (iii) to the best knowledge of each Mortgagor, except as described in the estoppel certificates delivered to Agent on or before the date hereof, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default under any of the Leases. Mortgagors will promptly notify Mortgagee upon the occurrence of any of the foregoing events.

     (b) Mortgagors shall, at all times, lease the Mortgaged Property in a first-class manner consistent with other first-class institutional office buildings in the City of New York. All Major Leases entered into after the date hereof shall be subject to the prior written approval of Mortgagee in accordance with the terms of the Credit Agreement. Each Lease entered into after the date hereof, regardless of whether it is a Major Lease (including the renewal or extension on or after the date hereof of any Lease or Major Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula to compute such rent, is not provided for in such Lease, such a renewal or extension a "Renewal Lease") (A) shall comply with the provisions of Section 5.20 of the Credit Agreement, and (B) shall otherwise comply with the requirements of the Credit Agreement applicable thereto.

     (c) Mortgagors shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgagors under the applicable Leases; and (ii) collect the Rents under the Leases when due and collect escalations, percentage rent and other charges in accordance with the terms of each Lease, subject to the terms of the Cash Collateral Agreement.

     (d) All Leases entered into by Mortgagors after the date hereof shall be subject and subordinate to this Mortgage, and shall provide that the Tenant thereunder shall attorn to Mortgagee or any other Person succeeding to the interest of Mortgagee, on the terms set forth in Section 13(e). All reasonable actual, out-of-pocket costs and expenses of Mortgagee in connection with the negotiation, preparation, execution and delivery of any nondisturbance agreement including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Mortgagors.

     (e) Except as otherwise approved by Agent, each Lease entered into from and after the date hereof shall provide that: in the event of the enforcement by Mortgagee of any remedy under this Mortgage, the Tenant under such Lease shall, at the option of Mortgagee or of any other Person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such Person and shall recognize Mortgagee or such successor in interest as lessor under such Lease without change in the provisions thereof; provided, however, Mortgagee or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any amendment or modification to or termination of any such Lease not consented to by Mortgagee, (iii) any act or omission of or default by Mortgagors under any such Lease, provided that any successor will be responsible for any default under such Lease from and after the date such successor succeeds to the interest of lessor, (iv) any credits, claims, setoffs or defenses which any Tenant may have against Mortgagors or (v) any security deposits unless actually received. Each such Tenant, upon reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

     14. Mortgagee's Right to Perform. Upon the occurrence and continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Mortgagee, without waiving or releasing Mortgagors from any Obligation or Default under this Mortgage, after delivery of notice thereof to Mortgagors, may (but shall not be obligated to), at any time perform the same, and the cost thereof, with interest at the Default Rate from the date of payment by Mortgagee to the date such amount is paid by Mortgagors shall immediately be due from Mortgagors to Mortgagee, and the same shall be secured by this Mortgage and shall be a Lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage. No payment or advance of money by Mortgagee under this
Section 14 shall be deemed or construed to cure Mortgagors' Default or waive any right or remedy of Mortgagee hereunder.

     15. Mortgagors' Existence; Organization and Authority. Each Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a limited partnership and its right to own property or transact business in the State of New York. In addition to the representations and warranties stated elsewhere in this Mortgage, each Mortgagor hereby represents and warrants that it (a) is a duly organized and validly existing limited partnership, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted hereunder and is qualified to do business in the State of New York, and (c) has the power to execute and deliver and perform its obligations under this Mortgage, the Notes and each Loan Document executed by it. The execution and delivery by each Mortgagor of this Mortgage, the Notes and each of the other Loan Documents, each Mortgagor's performance of its respective obligations thereunder and the creation of the security interest and Liens provided for in this Mortgage and the other Loan Documents have been duly authorized by all requisite action on the part of each Mortgagor where required, and will not violate in any material respect any Legal Requirement, any order of any court or other Governmental Authority, the partnership agreement of each Mortgagor, or any other instrument to which each Mortgagor is a party, or by which each Mortgagor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of each Mortgagor except the Liens created hereunder and under the other Loan Documents. Each Mortgagor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Notes or the other Loan Documents other than that which have been already obtained or filed.

     16. Protection of Security; Costs and Expenses. Mortgagors shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder. If an Event of Default occurs and is continuing under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Mortgagee's interest in the Mortgaged Property, or any part thereof, including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Mortgaged Property or involving either of Mortgagor's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Mortgagee, upon reasonable notice to Mortgagors, may, but without obligation to do so and without releasing Mortgagors from any obligation hereunder, may make such appearances, disburse such sums and take such action as Mortgagee deems necessary or appropriate to protect Mortgagee's interest in the Mortgaged Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto. Mortgagors jointly and severally further agree to pay all reasonable costs and expenses of Mortgagee including, without limitation, reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom or, with respect to clause
(b) only, any other counsel of Mortgagee in connection with (a) the negotiation, preparation, execution and delivery of this Mortgage, the Notes and the other Loan Documents, and (b) the performance of their respective obligations and exercise of their respective rights under this Mortgage, the Notes, the Credit Agreement or the other Loan Documents; provided that Mortgagors, for so long as an Event of Default or any event which has a Material Adverse Effect has not occurred and is continuing, shall be responsible, but not more than once in any twenty-four (24) month period with respect to each Property, for the reasonable costs payable to third parties with respect to future appraisals (or, if appropriate only updates of previous appraisals) and other reports required prior time to time in accordance with Agent's policies, as set in accordance with regulatory requirements. All of the costs, expenses and amounts set forth in this Section 16 shall be payable by Mortgagors on demand, together with interest thereon at the rate then in effect with respect to the Notes (except during the continuance of an Event of Default in which case interest shall accrue at the Default Rate), from the date of any such payment by Mortgagee until the date of repayment by Mortgagors shall be deemed to be Indebtedness hereunder and shall be a Lien on the Mortgaged Property prior to any right, title, interest or claim upon the Mortgaged Property. Nothing contained in this
Section 16 shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

     17. Management of the Mortgaged Property.

     (a) Mortgagors covenant and agree with Mortgagee that the Mortgaged Property will be managed at all times in a manner consistent with past practice by the Manager pursuant to the Property Management Agreement or by another manager reasonably acceptable to Mortgagee. Mortgagors covenant to comply in all material respects with the Property Management Agreement and the Asset Management Agreement as in force as of the date hereof. No material amendment to the Property Management Agreement or the Asset Management Agreement which could have a Material Adverse Effect may be made without Mortgagee's and the Required Lender's written consent, which shall not be unreasonably withheld or delayed. Upon the replacement of the Manager with a new manager, Mortgagee shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such manager, but only to the extent such new agreement is materially different from the Property Management and Leasing Agreement and such material difference would have a Material Adverse Effect. Upon the replacement of the Manager in its capacity as leasing agent for the Properties, Mortgagee shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new leasing agency agreement with such agent, but only to the extent such new agreement is materially different from the Property Management and Leasing Agreement and such material difference would have a Material Adverse Effect. Upon the replacement of the Asset Manager, Mortgagee shall have the right to approve (which approval shall not be withheld or delayed) any new asset management agreement with such asset manager but only to the extent such new agreement is materially different from the Asset Management Agreement and such material difference would have a Material Adverse Effect.

     (b) It is acknowledged and agreed that the Property Management Agreement may be terminated at the direction of Mortgagee at any time following the occurrence and continuance of an Event of Default hereunder, provided that Lenders shall have appointed a receiver for the Properties, foreclosed upon the Properties, accepted a deed in lieu of foreclosure, or have otherwise elected to become a mortgagee in possession or taken control of the operation of the Properties, pursuant to the Consent and Subordination of Property Management Agreement and, if the Property Management Agreement is so terminated, a substitute Manager and a substitute Leasing

Agent shall be appointed by Mortgagors subject to the prior written consent of Mortgagee, or, if any Event of Default shall be continuing, by Mortgagee.

     (c) It is acknowledged and agreed that the Asset Management Agreement may be terminated at the direction of Mortgagee at any time following the occurrence and continuance of an Event of Default hereunder, pursuant to the Consent and Subordination of Asset Management Agreement and, if the Asset Management Agreement is so terminated, a substitute Asset Manager may be appointed by the REIT subject to the prior written consent of Mortgagee.

     (d) Mortgagee shall have the rights to terminate the Asset Management Agreement set forth in the Consent and Subordination of Asset Management Agreement.

     (e) Mortgagee shall have the rights to terminate the Property Management Agreement set forth in the Consent and Subordination of Property Management Agreement.

     18. Environmental Matters.

     (a) Each Mortgagor hereby represents and warrants that except as set forth in the Environmental Reports delivered to Mortgagee prior to the Closing Date
(i) to the best of each Mortgagor's knowledge, Mortgagors (x) are in compliance in all material respects with all applicable Environmental Laws, (y) have all material permits, licenses, approvals, rulings, variances, exemptions or other authorizations under applicable Environmental Laws to operate the Mortgaged Property as presently conducted or as reasonably anticipated to be conducted,
(z) has received no written communication, from a Governmental Authority or any other Person, alleging that Mortgagors are not in full compliance with all Environmental Laws, and there are no events or circumstances, to Mortgagors' knowledge, that may prevent or interfere with such full compliance in the future, (ii) there is no Environmental Claim pending or, to Mortgagors' knowledge, threatened against Mortgagors, (iii) to Mortgagors' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents including, without limitation, the release, emission, discharge or disposal of any Hazardous Substance, that could form the basis of any Environmental Claim against

Mortgagors, (iv) without in any way limiting the generality of the foregoing and except as disclosed in the Environmental Reports (A) there are no sites on the Mortgaged Property in which Mortgagors have stored (except in full compliance with Environmental Laws) disposed or arranged for the disposal of Hazardous Substances, (B) there are no underground storage tanks located on the Mortgaged Property, (C) there is no asbestos contained in or forming a part of any Improvement on the Mortgaged Property, and (D) no polychlorinated biphenyls
(PCBs) are used or stored on the Mortgaged Property.

     (b) Each Mortgagor covenants and agrees with Mortgagee that it shall comply and shall cause all tenants or other occupants of the Mortgaged Property to comply, in all respects with all Environmental Laws, and will not permit any tenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property, in a manner that could lead or potentially lead to the imposition on Mortgagors, Mortgagee or the Mortgaged Property of any liability or lien of any nature whatsoever under any Environmental Law; provided that Tenants may use, handle and store such materials as is customary in the operation of a first-class office building in Manhattan in accordance with their Leases and all Environmental Laws. Mortgagors shall notify Mortgagee promptly in the event of any spill or other release of any Hazardous Substance at, in, on, under or about the Mortgaged Property which is required to be reported to a Governmental Authority under any Environmental Law, will promptly forward to the Mortgagee copies of any notices received by Mortgagors relating to alleged violations of any Environmental Law or any potential liability under any Environmental Law and will, subject to Section 7(c) hereof, promptly pay when due any fine or assessment against Mortgagee, Mortgagors or the Mortgaged Property relating to any Environmental Law. If at any time it is it is determined that the operation or use of the Mortgaged Property is in violation of any applicable Environmental Law or that there are Hazardous Substances located at, in, on, under or about the Mortgaged Property which, under any Environmental Law, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, Mortgagors shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Mortgagee, take, at Mortgagors' sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, Mortgagors shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws.

     (c) If Mortgagors fail to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (b) above, Mortgagee may, in its sole and absolute discretion, make upon prior notice to the Mortgagors advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Mortgagee (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Mortgagors and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Mortgagee until the date any such sums are repaid by Mortgagors to the Mortgagee. Mortgagors will execute and deliver, promptly upon request, such instruments as the Mortgagee may deem useful or necessary to permit the Mortgagee to take any such action as the Mortgagee may require to secure all sums so advanced or paid by the Mortgagee. If a lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Mortgagors or for which either Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Substance into the waters or onto land located within or without the State where the Mortgaged Property is located, then Mortgagors will, within thirty (30) days from the date that Mortgagors are first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Mortgagee and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

     (d) Mortgagee may, at its option, at intervals of not less than one year, or more frequently if Mortgagee reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted to confirm Mortgagors' compliance with the provisions of this paragraph, and Mortgagors shall cooperate in all reasonable ways with Mortgagee in connection with any such audit. If such audit discloses that a violation of or a liability under an Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Mortgagors shall pay all reasonable costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph, be paid by the Mortgagee.

     (e) If this Mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if Mortgagors tender a deed or assignment in lieu of foreclosure or sale, Mortgagors shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to the Mortgagee, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.

     (f) Each Mortgagor will defend, indemnify, and hold harmless Mortgagee, its co-lenders, participants, employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by either Mortgagor of any of the provisions of this

Section 18, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Substance which is at, in, on, under, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Substance to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Substance, or (v) any violation of any Environmental Law or any policy or requirement of Mortgagee hereunder, in each case to the extent not resulting from the willful misconduct or gross negligence of such indemnified parties.

     (g) Notwithstanding anything to the con- trary provided in this Mortgage or in any other Loan Document, the indemnification provided in Section 18(f) hereof shall be fully recourse to Mortgagors, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagors, and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created under this Mortgage, and/or the conveyance of title to the Mortgaged Property to Mortgagee or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure; provided, that in the case of any foreclosure or a deed or assignment in lieu of such foreclosure such indemnity shall exclude Hazardous Substances placed on the Mortgaged Property after the date of such foreclosure or deed in lieu thereof. Notwithstanding the foregoing, in no event shall this indemnity be assignable by Mortgagee to any such purchaser at or subsequent to a foreclosure sale.

     19. Remedies. Upon the occurrence and continuance of an Event of Default, Mortgagee may take such actions against Mortgagors and/or against the Mortgaged Property or any portion thereof as Mortgagee determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below. Any such actions taken by Mortgagee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Such actions may include the following:

     (a) Acceleration. Subject to any appli- cable provisions of the Notes, the Credit Agreement and the other Loan Documents, Mortgagee may declare all or any portion of the unpaid principal balance under the Notes, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

     (b) Entry. Mortgagee, personally, or by its agents or attorneys, may enter into and upon all or any part of the Mortgaged Property, and may exclude Mortgagors, their agents and servants (including the Manager) therefrom; and, Mortgagee, having and holding the same, may use, operate, manage and control the Mortgaged Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Mortgagee may, at the expense of the Mortgaged Property or Mortgagors, from time to time, either by purchase, repair or construction, maintain and restore the Mortgaged Property or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Mortgagee may, at the expense of the Mortgaged Property or Mortgagors make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Mortgaged Property or any part thereof as it may seem advisable. Mortgagee shall also have the right to manage and operate the Mortgaged Property or any part thereof and to carry on the business thereof and exercise all rights and powers of Mortgagors with respect thereto, either in the name of Mortgagors or otherwise, as may seem to them to be advisable. In confirmation of GRANTING CLAUSE IV, in the case of the occurrence and continuation of an Event of Default, Mortgagee shall be entitled to collect and receive all Rents to be applied in the order of priorities and amounts as Mortgagee shall elect in its sole discretion. In the event Mortgagee elects, in its sole discretion, to apply the Rents to any matter provided herein or in the other Loan Documents, Mortgagee shall not have cause to claim that the Rents so applied by Mortgagee were misappropriated by Mortgagors. Mortgagee, shall be liable to account only for rents, issues and profits and other proceeds actually received by Mortgagee.

     (c) Foreclosure. (i) Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may (i) sell to the extent permitted by law and pursuant to the power of sale granted herein, all and singular the Mortgaged Property, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in any county or parish in which the Mortgaged Property is located and upon such terms as Mortgagee may fix and specify in the notice of sale to be given to Mortgagors (and on such other notice published or otherwise given as provided by law), or as may be required by law; (ii) institute proceedings for the complete or partial foreclosure of this Mortgage under the provisions of the laws of the State of New York, or under any other applicable provision of law; or (iii) take all steps to protect and enforce the rights of Mortgagee, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement or any other appropriate legal or equitable remedy), or otherwise, as Mortgagee, being advised by counsel and its financial advisor, shall deem most advisable to protect and enforce any of their rights or duties hereunder. Mortgagee may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property remaining unsold, but shall continue unimpaired until the entire Mortgaged Property shall have been sold.

     (d) Specific Performance. Mortgagee, in its sole and absolute discretion may (but subject to the provisions of Section 9.14 of the Credit Agreement) institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitably remedy.

     (e) Enforcement of Notes. Mortgagee may recover judgement on the Notes (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

     (f) Sale of Mortgaged Property; Applica- tion of Proceeds.

               (i) Mortgagee may postpone any sale of all or any part of the Mortgaged Property to be made under or by virtue of this Section 19 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

               (ii) Upon the completion of any sale made by Mortgagee under or by virtue of this Section 19, Mortgagee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Mortgagee is hereby appointed the true and lawful irrevocable attorney-in-fact of Mortgagors in their name and stead or in the name of Mortgagee to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, Mortgagee may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Mortgagors hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Mortgagors shall, nevertheless, if so requested in writing by Mortgagee, ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 19 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Mortgagors in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, of Mortgagors in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Mortgagors, its successors and assigns and any Person claiming through or under Mortgagors and their successors and assigns.

               (iii) The receipt of Mortgagee for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Mortgage, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

               (iv) Upon any sale made under or by virtue of this Section 19, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Notes secured by this Mortgage the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. The person making such sale shall accept such settlement without requiring the production of the Notes or this Mortgage, and without such production there shall be deemed credited to the Indebtedness and Obligations under this Mortgage the net proceeds of such sale. Mortgagee, upon acquiring the Mortgaged Property or any part thereof shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

     (g) Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default, and immediately upon commencement of

(i) any action, suit or other legal proceeding by Mortgagee to obtain judgment for the principal and interest on the Notes and any other sums required to be paid pursuant to this Mortgage, or (ii) any action, suit or other legal proceeding by Mortgagee of any other nature in aid of the enforcement of the Loan Documents or any of them, Mortgagors will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of one or more receivers of the Mortgaged Property and of the earnings, revenues, rents, issues, profits and income thereof. After the happening and during the continuance of any Event of Default, or upon the filing of a bill in equity to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if they shall so elect, without notice to any other party and without regard to the adequacy of the security of the Mortgaged Property, forthwith, either before or after declaring the principal and interest on the Notes to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Mortgagee is authorized to exercise by the provisions of this Section 19, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize.

     (h) Retention of Possession. Notwith- standing the appointment of any receiver, liquidator or trustee of Mortgagors, or any of their property, or of the Mortgaged Property or any part thereof, Mortgagee, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Mortgagee under this Mortgage.

     (i) Suits by Mortgagee. All rights of action under this Mortgage may be enforced by Mortgagee without the possession of the Notes and without the production thereof or this Mortgage at any trial or other proceeding relative thereto. Any such suit or proceeding instituted by Mortgagee shall be brought in the name of Mortgagee and any recovery of judgment shall be subject to the rights of Mortgagee.

     (j) Remedies Cumulative. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may deemed expedient by Mortgagee. Nothing contained in this Mortgage shall affect the obligations of Mortgagors to pay the principal of, and interest on, the Notes in the manner and at the time and place expressed in the Notes.

     (k) Waiver of Rights. Mortgagors agree that to the fullest extent permitted by law Mortgagors will not, at any time, (a) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (b) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (c) after any such sale or sales, claim or exercise any right, under any statute heretofore or hereafter enacted by the United States of America, any State thereof or otherwise, to redeem the property and rights sold pursuant to such sale or sales or any part hereof. Mortgagors hereby expressly waive all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Mortgagors for themselves, and all who may claim through or under them, waive, to the extent that they lawfully may do so, any and all homestead rights, any and all rights to reinstatement, any and all right to have the property comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof or to have the mortgaged property hereunder and the property covered by any other mortgage, deed to secure debt or deed.

     (l) If in connection with the exercise of any remedies hereunder, either Mortgagor shall pay more than its proportionate share of the Obligations such excess shall be deemed to be a loan from such Mortgagor to the other Mortgagor in the amount of such excess, which loan or loans shall be subordinate to the Lien of this Mortgage.

     20. Application of Proceeds. The proceeds of any sale or foreclosure of the Mortgaged Property shall be applied to the following in such priority as Mortgagee shall elect in its sole discretion: (a) to the payment of the costs and expenses of the foreclosure proceedings (including, without limitation, reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage, and reasonable receivers' and trustees' fees and commissions together with interest at the Default Rate, (b) to the payment of any other sums advanced by Mortgagee in accordance with the terms hereof and not repaid to it by Mortgagors, together with interest at the Default Rate from and after the date incurred, (c) to the payment of all sums due under the Notes and the Breakage Obligations, if any, pro rata, and in such order as Mortgagee may elect, (d) to the payment of all sums due under any other Loan Document, in such order as Mortgagee shall elect, and (e) to the payment of any surplus to Mortgagors or other party legally entitled thereto.

     21. Notice of Certain Occurrences. Mortgagors shall give notice to Mortgagee promptly upon the occurrence of: (a) any Default or Event of Default;
(b) any litigation or proceeding affecting Mortgagors or the Mortgaged Property which is reasonably likely, if adversely determined to have a material adverse effect on the value of the Properties in the aggregate; and (c) a material adverse change in the business, operations, property or financial condition of Mortgagors.

     22. WAIVER OF TRIAL BY JURY; WAIVER OF STATUTORY RIGHTS.

     (a) EACH MORTGAGOR HEREBY WAIVES AND SHALL WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN

ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY MORTGAGEE WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS MORTGAGE, THE NOTES OR ANY OTHER LOAN DOCUMENTS.

     (b) EACH MORTGAGOR SHALL NOT AND WILL NOT APPLY FOR OR AVAIL ITSELF OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION OR EXEMPTION LAWS, OR ANY SO-CALLED "MORATORIUM LAWS", NOW EXISTING OR HEREAFTER ENACTED, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE, BUT HEREBY WAIVES THE BENEFIT OF SUCH LAWS TO THE FULL EXTENT THAT SUCH MORTGAGOR MAY DO SO UNDER APPLICABLE LAW. EACH MORTGAGOR FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT WAIVES ANY AND ALL RIGHT TO HAVE THE PROPERTY AND ESTATES COMPRISING THE MORTGAGED PROPERTY MARSHALLED UPON ANY FORECLOSURE OF THE LIEN OF THIS MORTGAGE AND AGREES THAT ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY ORDER THE MORTGAGED PROPERTY SOLD AS AN ENTIRETY. EACH MORTGAGOR HEREBY WAIVES FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, AND TO THE FULL EXTENT SUCH MORTGAGOR MAY DO SO UNDER APPLICABLE LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THIS MORTGAGE OR GRANTED UNDER ANY STATUTE NOW EXISTING OR HEREAFTER ENACTED.

     23. Trust Funds. All security deposits paid under the Leases shall be treated as trust funds not to be commingled with any other funds of Mortgagors. Within ten (10) days after request by Mortgagee, Mortgagors shall furnish Mortgagee satisfactory evidence of compliance with this Section 23, together with a statement of all security deposits by tenants under the Leases, which statement shall be certified by Mortgagors.

     24. Taxes. (a) In the event of the passage after the date hereof of any law of the United States or of the State of New York either (i) deducting from the value thereof, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, or (ii) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, Mortgagors shall assume as an obligation hereunder the payment of any tax so imposed until full payment of the Notes provided such assumption shall be permitted by law within thirty (30) days after written demand therefor from Mortgagee.

     (b) All payments by Mortgagors of princi- pal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any Taxes. In the event that any withholding or deduction from any payment to be made by Mortgagors hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Mortgagors will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Mortgagee an official receipt or other documentation satisfactory to Mortgagee evidencing such payment to such authority; and (iii) pay to Mortgagee such additional amount or amounts as is necessary to ensure that the net amount actually received by Mortgagee will equal the full amount Mortgagee would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against Mortgagee with respect to any payment received by Mortgagee under the Notes, or hereunder, Mortgagee may pay such Taxes and Mortgagors will within five Domestic Business Days pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

     (c) If Mortgagors fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Mortgagee the required receipts or other required documentary evidence, Mortgagors shall indemnify Mortgagee for any incremental Taxes, interest or penalties that may become payable by Mortgagee as a result of any such failure.

     (d) For purposes hereof, "Taxes" shall have the meaning set forth in
Section 8.4(a) of the Credit Agreement.

     25. Notices. Any notice, election, request or demand which by any provision of this Mortgage is re- quired or permitted to be given or served hereunder shall be in writing and shall be given or served by hand deliv- ery against receipt, by any nationally recognized over- night courier service providing evidence of the date of delivery or by certified mail return receipt requested, postage prepaid, addressed to Mortgagors at: c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York

10022, Attention: John R. Klopp, with a copy to Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, Attention: Andrew Nathan, General Counsel, and with a copy to Battle Fowler, LLP, 75 East 55th Street, New York, New York 10022, Attention: Kenneth J. Friedman, Esq., and if to Mortgagee, to The Chase Manhattan Bank, Chase Real Estate Finance Group, 380 Madison Avenue, New York, New York 10017-2591, Attn: Mary Elisabeth Swerz, with a copy to The Chase Manhattan Bank, Legal Department, 270 Park Avenue, 39th Floor, New York, New York 10017, Attn: William C. Viets, Esq., and with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention:
Wallace L. Schwartz, Esq., or at such other address as shall be designated from time to time by Mortgagors or Mortgagee by notice given in accordance with the provisions of this Section 25. Any such notice or demand given hereunder shall be effective upon receipt or refusal (as indicated on the receipt) after mailing as aforesaid.

     26. No Oral Modification. This Mortgage may not be altered, amended, modified, changed or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

     27. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

     28. Successors and Assigns. (a) All cove- nants of Mortgagors contained in this Mortgage are im- posed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be Mortgagee of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems it advisable to do so. All such covenants of Mortgagors shall run with the land and bind Mortgagors, the successors and assigns of Mortgagors (and each of them) and all subsequent owners, encumbrancer and Tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagee" shall be construed to mean Mortgagee named herein.

     (b) Any assignee of this Mortgage and the Notes which is not an Affiliate of any Lender shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which Mortgagors may have against any assignor of this Mortgage and the Note, and no such offset, counterclaim or defense shall be interposed or asserted by Mortgagors in any action or proceeding brought by any such assignee upon this Mortgage or the Notes and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagors.

     29. Governing Law. This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with, the laws of the State of New York. Whenever possible, each provision of this Mortgage shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any Loan Document shall require either Mortgagors to pay or Mortgagee to accept any sum in any amount which would, under applicable law, subject Mortgagee or any Mortgagee to penalty or adversely affect the enforceability of this Mortgage. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Mortgagors to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Mortgagors and Mortgagee.

     30. Certain Representations, Warranties and Covenants.

     (a) Recording Fees, Taxes, Etc. Mortgag- ors hereby agree to take all such further reasonable actions, and to pay all taxes, recording fees, charges, costs and other similar expenses including, without limitation, reasonable attorneys' and reasonable professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage.

     (b) No Offsets. Mortgagors warrant, covenant and represent to Mortgagee that there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or the Obligations under this Mortgage.

     (c) Tax Filings. Mortgagors have filed all Federal, state and local tax returns required to be filed prior to the date hereof and have paid or made adequate provision for the payment of all Federal, state and local taxes, charges and assessments shown to be due from Mortgagors on such tax returns.

     (d) No Litigation. To Mortgagors' knowl- edge, no litigation is pending or threatened against Mortgagors which, if determined adversely to Mortgagors, would have a material adverse effect on the Properties, the security created hereby and Mortgagors have received no written notice from any Governmental Authority that a Taking has been commenced or is threatened with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

     (e) Solvency. The fair saleable value of Mortgagors' assets exceed and will, immediately following the making of the Loan and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Mortgagors' liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Mortgagors' assets do not and, immediately following the making of the Loan and the consummation of the other transactions contemplated to take place simultaneously therewith will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature.

     (f) Liens. No Lien (other than Permitted Liens), including, without limitation, any tax lien, has been levied against any of the Mortgaged Property.

     (g) Trust Funds. Mortgagors shall re- ceive the advances secured hereby subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

     (h) Performance of Other Agreements. Mortgagors shall observe and perform each and every term to be observed or performed by Mortgagors pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property for which the failure to comply shall have a Material Adverse Effect.

     (i) Other Security for the Indebtedness. Mortgagors shall observe and perform all of the terms, covenants and provisions contained in the Credit Agreement and in all other mortgages and other instruments or documents evidencing, securing or guaranteeing payment of the Indebtedness, in whole or in part, or otherwise executed and delivered in connection with the Credit Agreement, the Notes, this Mortgage or the Loan evidenced and secured thereby or hereby.

     31. No Waiver. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Mortgagee with respect to any other then existing or subsequent breach.

     32. Recourse and Non-Recourse Obligations. The provisions of Section 9.14 of the Credit Agreement shall be deemed to be incorporated herein by reference.

     33. Further Assurances.

     (a) Mortgagors, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including, without limitation, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease and take all such actions as Mortgagee from time to time may reasonably request to better assure, transfer and confirm unto Mortgagee the rights now or hereafter intended to be granted to Mortgagee under this Mortgage or the other
Loan Documents.

     (b) Mortgagors covenant to give notice to Mortgagee no less than thirty
(30) days prior to a change of address.

     34. Additional Security. Without notice to or consent of Mortgagors and without impairment of the Lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagors shall not be obligated to furnish) from Mortgagors additional security for the Notes. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting Mortgagee's Lien and rights under this Mortgage.

     35. Indemnification by Mortgagors. Subject to the provisions of Section 32 of this Mortgage, Each Mortgagor will protect, indemnify and save harmless each Indemnitee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against any indemnitee or the Mortgaged Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent the insurance Proceeds payable on account of the following shall be inadequate) prior to (i) the payment in full of the Notes and the Breakage Obligations, if any, (ii) the acceptance by Mortgagee of a deed-in-lieu of foreclosure with respect to the applicable Property, or (iii) Mortgagee's taking possession or control of the Mortgaged Property, unless caused by the willful misconduct or gross negligence of Mortgagee (other than such willful misconduct or gross negligence imputed to Mortgagee because of its interest in the Mortgaged Property): (a) ownership of Mortgagors' interest in the Mortgaged Property, or any interest therein, or receipt of any Rents or other sum therefrom, (b) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Mortgaged Property or any appurtenances thereto, (c) any design, construction, operation, repair, maintenance, use, non-use or condition of the Mortgaged Property or appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mortgagee, any claim the insurance as to which is inadequate, and any Environmental Claim, (d) any failure on the part of Mortgagors to perform or comply with any of the material terms of any Lease within the applicable notice or grace periods, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof as provided for herein, (f) any negligence or tortious act or omission on the part of Mortgagors or any of its agents, contractors, servants, employees, sublessees, licenses or invitees, (g) any contest referred to in
Section 7 hereof, or (h) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases. Any amounts payable to the any Indemnitee under this Section 35 which are not paid within ten (10) Domestic Business Days after written demand therefor by Mortgagee; setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall be part of the Indebtedness and secured by this Mortgage. In case any action, suit or proceeding is brought against any indemnitee by reason of any such occurrence, each Mortgagor shall at Mortgagors expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by Mortgagors (unless reasonably disapproved by Mortgagee promptly after Mortgagee has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mortgagee to appoint its own counsel for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mortgagee and Mortgagors that would make such separate representation advisable. So long as Mortgagors are resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, such indemnitee shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Section 35 with respect to such action, suit or proceeding and such indemnitee agrees that it will not settle any such action, suit or proceeding without the consent of Mortgagors unless failure to settle would subject Mortgagee to criminal penalties or result in the forfeiture of any Property or Mortgagee's interest therein; provided, however, that if Mortgagors are not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, such indemnitee may settle such action, suit or proceeding subject only to the consent of Mortgagors, which consent shall not be unreasonably withheld or delayed, and claim the benefit of this
Section 35 with respect to settlement of such action, suit or proceeding. Mortgagee will give Mortgagors prompt notice after it obtains actual knowledge of any potential claim by it for indemnification hereunder however the failure of Mortgagee to give such notice to Mortgagors shall not affect Mortgagors' obligations hereunder.

     36. Sole Discretion of Mortgagee. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the Notes, this Mortgage, the Credit Agreement or any other Loan Document, Mortgagee exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of Mortgagee and shall be final and conclusive.

     37. Right of Entry. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.

     38. Waiver of Notice. Mortgagors shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagors, and each Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagors.

     39. Estoppel Certificates. Each Mortgagor, within ten (10) days after request by Mortgagee and at Mortgagors' expense, will furnish Mortgagee with a state- ment, duly acknowledged and certified, setting forth the amount of the Indebtedness and the offsets or defenses thereto, if any.

     40. Brokerage. Each Mortgagor covenants and agrees that no brokerage commission or other fee, commis- sion or compensation is to be paid by Mortgagee and each Mortgagor agrees to indemnify Mortgagee against any claims for any of the same.

     41. Relationship. The relationship of Mortgagee to each Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and swap counterparties and nothing contained in the Note, this Mortgage, the Credit Agreement or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and each Mortgagor other than as lender and borrower and mortgagor and mortgagee and swap counterparties.

     42. Liability. The obligations and liabili- ties of each Mortgagor hereunder shall be joint and several.

     43. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagors" shall mean each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein; the word "Mortgagee" shall mean Mortgagee or any subsequent Agent for the holder of the Notes; the word "Notes" shall mean the Notes, any amendment, extension, modification, restatement or replacement thereof or any other evidence of indebtedness secured by this Mortgage; the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein; and the word "Indebtedness" shall mean all sums secured by this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     44. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     45. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals, and each such duplicate original shall be deemed to constitute but one and the same instrument.

     46. Non-Residential Property. This Mortgage does not cover real property principally improved by one or more structures containing in the aggregate six
(6) or less residential dwelling units having their own separate cooking facilities.

     47. Reasonableness. If at any time Mortgagors believe that Mortgagee has not acted reasonably in granting or withholding any approval or consent under the this Mortgage, the Credit Agreement or any other Loan Document, as to which approval or consent either Mortgagee has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Mortgagee to act reasonably, then Mortgagors' sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by Mortgagors against Mortgagee.

     48. Swap Agreement. The parties hereto agree that all sums that may or shall become due and payable by Mortgagors to Mortgagee in accordance with the Swap Agreement shall be deemed to constitute additional interest on the indebtedness represented by, and shall be evidenced by, the Notes, shall be secured by this Mortgage and shall constitute part of the Indebtedness. The lien of this Mortgage insofar as it secures payment of sums that may or shall become due and payable by Mortgagors to Mortgagee in accordance with the Swap Agreement is and shall continue to be equal in lien to the lien of this Mortgage insofar as it secures the payment of the balance of the Indebtedness. The parties hereto agree that, if the Notes shall be declared to be immediately due and payable as the result of an occurrence of an Event of Default or if the Notes are not paid in full at maturity, then all sums that become available to Mortgagee pursuant to this Mortgage shall be applied to sums due under the Swap Agreement and to the balance of the Indebtedness in the same proportion that such sums bear to such balance. The terms, covenants and conditions of the Swap Agreement are incorporated herein by this reference with the same effect as if the same were fully set forth in this Mortgage.

     49. Release. (a) Mortgagors may obtain the release (in whole, but not in part) of one of the Proper- ties (as selected by Mortgagors in their sole discretion) from the Lien of this Mortgage upon satisfaction of all of the conditions of Section 2.9(d) of the Credit Agree- ment.

     (b) If Mortgagors shall pay or cause to be paid the principal of and interest on the Notes in full at maturity or earlier as permitted in accordance with the terms thereof and all other Indebtedness payable to Mortgagee hereunder by Mortgagors or secured hereby or by the other Loan Documents and all of the Obligations shall have been performed, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned to Mortgagors or to any other Person at Mortgagors' direction and without recourse or warranty to Mortgagee at the expense of Mortgagors upon their written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, Mortgagee will return to Mortgagors the Notes and all insurance policies relating to the Mortgaged Property which may be held by Mortgagee and, on the written request and at the expense of Mortgagors, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by Mortgagors to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagors on the date first hereinabove written.


                                             MORTGAGORS:


                                           1290 PARTNERS, L.P.

                                           By: 1290 GP Corp.,
                                                General Partner


                                                  By:_____________________
                                                        Name:
                                                                Title:


                                           237 PARK PARTNERS, L.P.

                                           By: 237 GP Corp.,
                                                General Partner


                                                  By:_____________________
                                                        Name:
                                                        Title:

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

     On this 9th day of October, 1996, before me personally came Lee S. Neibart, to me known, who, being by me duly sworn, did depose and say that he resides at 14 Crestview Drive, Pleasantville, NY 10570, and that he is a President of 1290 GP Corp., a Delaware corporation, the general partner of 1290 PARTNERS, L.P., the partnership that executed the foregoing instrument; and that this instrument has been executed as the act and deed of 1290 PARTNERS, L.P.; and that said partnership executed the same.




                                           Notary Public



STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

     On this 9th day of October, 1996, before me personally came Lee S. Neibart, to me known, who, being by me duly sworn, did depose and say that he resides at 14 Crestview Drive, and that he is a President of 237 GP Corp., a Delaware corporation, the general partner of 237 PARK PARTNERS, L.P., the partnership that executed the foregoing instrument; and that this instrument has been executed as the act and deed of 237 PARK PARTNERS, L.P.; and that said partnership executed the same.




                                                     Notary Public

                                   EXHIBIT A-1


                            DESCRIPTION OF 1290 LAND

                                   EXHIBIT A-2


                          DESCRIPTION OF 237 PARK LAND

                                    EXHIBIT B


                                 EXISTING NOTES

                                    EXHIBIT C


                               EXISTING MORTGAGES

                                    EXHIBIT D


                               COLLECTION ACTIONS

                                TABLE OF CONTENTS

                                                                   Page


SECTION 1.     Definitions.  ...................................... 12
SECTION 2.     Warranty............................................ 19
SECTION 3.     Payment and Performance of Obligations Secured...... 21
SECTION 4.     Negative Covenants.................................. 22
SECTION 5.     Insurance........................................... 23
SECTION 6.     Condemnation and Insurance Proceeds................. 26
SECTION 7.     Impositions, Liens and Other Items.................. 31
SECTION 8.     Funds for Taxes and Insurance....................... 33
SECTION 9      Transfers, Additional Indebtedness and
                     Subordinate Liens............................. 35
SECTION 10.    Maintenance of Mortgaged Property; Alterations;
                     Inspection; Utilities......................... 36
SECTION 11.    Legal Compliance; Compliance with Covenants and
                     Easements..................................... 37
SECTION 12.    Books and Records, Financial Statements, Reports
                     and Other Information......................... 38
SECTION 13.    Compliance with Leases and Agreements............... 38
SECTION 14.    Mortgagee's Right to Perform........................ 40
SECTION 15.    Mortgagors' Existence; Organization and
                     Authority..................................... 40
SECTION 16.    Protection of Security; Costs and Expenses.......... 41
SECTION 17.    Management of the Mortgaged Property................ 43
SECTION 18.    Environmental Matters............................... 44
SECTION 19.    Remedies............................................ 48
SECTION 20.    Application of Proceeds............................. 55
SECTION 21.    Notice of Certain Occurrences....................... 55
SECTION 22.    WAIVER OF TRIAL BY JURY; WAIVER OF STATUTORY
                     RIGHTS........................................ 55
SECTION 23.    Trust Funds......................................... 56
SECTION 24.    Taxes............................................... 56
SECTION 25.    Notices............................................. 57
SECTION 26.    No Oral Modification................................ 58
SECTION 27.    Partial Invalidity.................................. 58
SECTION 28.    Successors and Assigns.............................. 58
SECTION 29.    Governing Law....................................... 59
SECTION 30.    Certain Representations, Warranties and
                     Covenants..................................... 59
SECTION 31.    No Waiver........................................... 61
SECTION 32.    Recourse and Non-Recourse Obligations............... 61
SECTION 33.    Further Assurances.................................. 61
SECTION 34.    Additional Security................................. 62
SECTION 35.    Indemnification by Mortgagors....................... 62
SECTION 36.    Sole Discretion of Mortgagee........................ 64

                                                                  Page

SECTION 37.    Right of Entry..................................... 64
SECTION 38.    Waiver of Notice................................... 64
SECTION 39.    Estoppel Certificates.............................. 64
SECTION 40.    Brokerage.......................................... 65
SECTION 41.    Relationship....................................... 65
SECTION 42.    Liability.......................................... 65
SECTION 43.    Certain Definitions................................ 65
SECTION 44.    Headings, etc...................................... 65
SECTION 45.    Duplicate Originals................................ 66
SECTION 46.    Non-Residential Property........................... 66
SECTION 47.    Reasonableness..................................... 66
SECTION 48.    Swap Agreement..................................... 66
SECTION 49.    Release............................................ 67


                                       ii